SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 31, 2001 (May 18, 2001)

GLIMCHER REALTY TRUST

(Exact Name of Registrant as Specified in its Charter)

Maryland

(State or other Jurisdiction of Incorporation)

                            1-12482                                                                           31-1390518
              (Commission File Number)                                           (IRS Employer Identification No.)

     20 South Third Street, Columbus, Ohio                                                          43215
    (Address of Principal Executive Offices)                                                   (Zip Code)

Registrant's Telephone Number, Including Area Code     (614) 621-9000

(Former Name or Former Address, if Changed Since Last Report )

Item 5. Other Events.

        (a)     On May 18, 2001, Glimcher Realty Trust, a Maryland real estate investment trust (the "Company"), completed its offering to the public of 5,175,000 common shares of beneficial interest, par value $.01 per share (the "Common Shares"), of the Company (the "Offering") at a price of $15.00 per Share. On May 25, 2001, the Company sold an additional 750,000 Common Shares pursuant to an over-allotment option. The foregoing offerings were consummated pursuant to and Underwriting Agreement dated May 15, 2001, among the Company, Glimcher Properties Limited Partnership, (the "Underwriting Agreement") McDonald Investments Inc. and Legg Mason Wood Walker, Incorporated, as representatives of the several underwriters named in Schedule A to the Underwriting Agreement, pursuant to which the Underwriters agreed to purchase from the Company the Common Shares.

        (b)     On May 18, 2001 the Company used the net proceeds of the Offering referred to in Item 5(a) as part of the consideration to consummate the purchase, through Glimcher Properties Limited Partnership, of all $34.0 million of its Series A-1 Convertible Preferred Shares, all $56.0 million of its Series D Convertible Preferred Shares, a 40% interest in Elizabeth Metro Mall LLC, which owns the Jersey Gardens Mall, a 40% interest in Jersey Gardens Center, LLC, which owns certain property adjacent to the Jersey Gardens Mall and a 45% interest in Great Plains MetroMall, LLC, which owns the Great Mall of the Great Plains. As a result of the purchase of such interests, Glimcher Properties Limited Partnership owns a 100% interest in both Jersey Gardens Mall and The Great Mall of the Great Plains. The cash consideration for the purchase of both series of Preferred Shares is at a discount from their respective liquidation preferences. Non-cash consideration in connection with the purchase included the termination of a project income based permanent lending commitment.

Item 7. Financial Statements, Pro Forma Financial Statements and Exhibits.

          (a) Financial Statements of Businesses Acquired.

               Not applicable.

          (b) Pro Forma Financial Information.

               Not applicable.

          (c) Exhibits

1.1	Underwriting Agreement, dated as of May 15, 2001, among the Company, Glimcher Properties Limited Partnership, McDonald Investments Inc. and Legg Mason Wood Walker, Incorporated, as representatives for the underwriters named in Schedule A to the Underwriting Agreement.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 16, 2001

GLIMCHER REALTY TRUST By: /s/ William G. Cornely William G. Cornely Executive Vice President, Chief Operating Officer Chief Financial Officer and Treasurer

EXHIBIT INDEX

EXHIBIT NO.
Exhibit 1.1	Underwriting Agreement, dated as of May 15, 2001, among the Company, Glimcher Properties Limited Partnership, McDonald Investments Inc. and Legg Mason Wood Walker, Incorporated, as representatives for the underwriters named in Schedule A to the Underwriting Agreement.